                                 Exhibit (h)(8)

         Amendment and Revised Schedule 3.1 dated as of April 1, 2002 to
           Transfer Agency and Services Agreement dated April 1, 2000 between One Group Mutual Funds and State Street Bank and
                                 Trust Company.

                                    AMENDMENT
                    To Transfer Agency and Service Agreement
                                     Between
                            One Group t Mutual Funds
                                       And
                       State Street Bank and Trust Company

This Amendment is made as of this 1/st/ day of April 2002 between One Group(R) Mutual Funds and State Street Bank and Trust Company. In accordance with Article
10.1 (Amendment) of the Transfer Agency and Service Agreement between One Group(R) Mutual Funds and State Street Bank and Trust Company dated as of April 1, 2000, as amended, (the "Agreement") the parties desire to amend the Agreement as set forth herein.
I
NOW THEREFORE, the parties agree as follows:

1. Schedule 3.1 (Fees). The Schedule 3.1 attached to the Agreement and dated April 1, 2000 is replaced and superseded with the Schedule 3.1 attached hereto and effective April 1, 2002-March 31, 2003 (a Renewal Term as defined in Section
13.1 of the Agreement).

2. One hundred and twenty (120) days before the expiration of a Renewal Term the parties to the Agreement will agree upon a Fee Schedule for the upcoming Renewal Tenn. Otherwise, the fees shall be increased pursuant to Section 3.5 of the Agreement, but not to exceed 2.5% per annum.

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "2002 Second Amendment") except as specifically revised by this 2002 Second Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ONE GROUP MUTUAL FUNDS                       STATE STREET BANK AND TRUST COMPANY


By: /s/ Robert L. Young                      By: /s/ Joseph L. Hooley
    --------------------------------------      --------------------------------
Name: Robert L. Young                            Joseph L. Hooley
      -----------------------------------        Executive Vice President
Title:  Vice President & Treasurer
      -----------------------------------

                                  SCHEDULE 3.1
                                      FEES
             Effective: April 1, 2002-March 31, 2003 (Renewal Term)

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Account Service Fees

Open Account Fee                                   $   14.34
Closed Account Fee                                 $    2.09
CUSIP Base Fee*                                    $7,500.00

*Waived for all CUSIP serviced on TA2000, prior to April 1, 1999 and for the first five (5) CUSIPS established on TA2000, after April 1, 1999.

SIMPLE IRA Services

Institutional Fees:


Annual Per Account Fee:               $15.00/account with assets           $2.40/account with no assets

Plan Sponsor Fees:
1-26 Payrolls                         No Charge
**26 Payrolls                         $20.00 per payroll

Participant Fees:
Annual Participant Fee                $25.00                               Swept Annually from Participant
                                                                           or Swept Quarterly from
                                                                           Participant @ $6.25.

Closeout Distribution                 $30.00                               Swept from Participant

Out-of-Pocket Expenses                                                     Invoiced Monthly

Out-of-pocket expenses include, but are not limited to: Confirmation statements, Investor Statements, postage, stationary, mailing costs, forms audio response, telephone, records retention, fed wire charges, transcripts, micro film, micro fiche, and expenses incurred at the specific direction of the Fund.

The following out-of pocket rates are effective for the term of this agreement:

CommFee                                        $.25 account/year
PowerSelect                                    $2880/month
AWD Desktop                                    $4830/workstation /year
Investor ID                                    $1.89/ID/year
State Tax Reporting                            $200/cusip/year
                                               $ 150/state/year
New Fund Implementation                        $1500/cusip
Additional                                     $2000/cusip for less that 60 days
Escheatment                                    $125/cusip/year
                                               $1.00/escheated account or check
Federal Wire Charges                           $7.50/wire

ONE GROUP(R) MUTUAL FUNDS                 STATE STREET BANK AND TRUST COMPANY

By: /s/ Robert L. Young                   By: /s/ Joseph L. Hooley
    ----------------------------------    --------------------------------------
Name:   Robert L. Young                           Joseph L. Hooley
        -------------------------------           Executive Vice President
Title: Executive Vice President
       -------------------------------

** greater than